UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)				April 8, 2020	(April 6, 2020)

	Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware			001-03970	23-1483991
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road,	Camp Hill,	Pennsylvania		17011
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code			(717)	763-7064

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 6, 2020, Harsco Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of the Environmental Solutions Business of Stericycle, Inc., a Delaware corporation (“Seller”). The Acquisition was effected through the purchase of all of the issued and outstanding membership interests of ESOL Topco LLC, a Delaware limited liability company and wholly owned subsidiary of Seller, pursuant to the terms of a stock purchase agreement, dated as of February 6, 2020 (the “Stock Purchase Agreement”), between Seller, CEI Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and the Company, solely in its capacity as guarantor therein, for an aggregate purchase price of $462.5 million, subject to certain adjustments set forth in the Stock Purchase Agreement. The Company paid the purchase price with borrowings of $280.0 million under its Delayed Draw Term Loan Facility (as defined below) and $160.0 million under its existing revolving credit facility and any remaining amounts with cash on hand.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2020, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on March 31, 2020 (the “March 31, 2020 Form 8-K”), the Company entered into Amendment No. 5 (“Amendment No. 5”) to the Third Amended and Restated Credit Agreement, dated as of November 2, 2016 (as the same has been amended, supplemented or otherwise modified prior to March 31, 2020, and as further amended by Amendment No. 5, the “Senior Secured Credit Facility”), with Citibank, N.A., as administrative agent and as collateral agent, the lenders party thereto, and the other parties thereto. Amendment No. 5, among other things, established a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”; the loans thereunder, the “Delayed Draw Term Loans”) in an aggregate principal amount of $280.0 million. A description of certain terms of the Delayed Draw Term Loans and Amendment No. 5 are set forth in the March 31, 2020 Form 8-K and Amendment No. 5 and are hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 6, 2020, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information is being furnished in this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company will file any financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company will file any pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of February 6, 2020, by and between Stericycle, Inc., CEI Holding, LLC and, solely with respect to Section 11.16 thereof, Harsco Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on February 12, 2020) (File No.: 001-03970).

10.1
Amendment No. 5, dated March 31, 2020, among Harsco Corporation, the subsidiaries of Harsco Corporation party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company with the SEC on March 31, 2020) (File No.: 001-03970).

99.1	Press Release, dated April 6, 2020, announcing the completion of the acquisition of Stericycle, Inc.’s Environmental Solutions Business.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: April 8, 2020	/s/ Russell C. Hochman
Name: Russell C. Hochman
Title: Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary